SCHIFF HARDIN & WAITE
   6600 Sears Tower, Chicago, Illinois 60606
   (312) 258-5500
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                                                                EXHIBIT 5


                                 January 13, 2000

   VIA EDGAR
   ---------

   Securities and Exchange Commission
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, D.C.  20549

        RE:  AMERICAN COUNTRY HOLDINGS INC. -- REGISTRATION OF
             COMMON STOCK, PAR VALUE $.01 PER SHARE, ON FORM S-8
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   Ladies and Gentlemen:

        We have acted as counsel to American Country Holdings Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale by the Company of 1,500,000 shares of its common stock, $.01 par value (the "Common Stock") as more fully described in the Registration Statement, through the American Country Holdings Inc. 2000 Employee Stock Purchase Plan (the "Plan").

        In this connection, we have examined such documents and have made such factual and legal investigations as we have deemed necessary or appropriate in order to enable us to render the opinion contained herein.

        Based on the foregoing, it is our opinion that the Common Stock has been duly authorized and, when issued upon payment therefor, as contemplated in the Registration Statement and the Plan, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE


                                      By: /s/ Stuart L. Goodman
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   -
                                          Stuart L. Goodman


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